Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-35621 and 333-91783) of GenCorp Inc. of our report dated May 16, 2008 relating to the financial statements of the GenCorp Retirement Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Sacramento, California
June 27, 2008